UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 15, 2023

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2023 (the “Closing Date”), Ault Alliance, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Purchase Agreement (the “Agreement”) entered into with Ault & Company, Inc., a Delaware corporation (the “Purchaser”) on November 6, 2023 (the “Execution Date”), sold, in three separate closings that occurred on the Closing Date, an aggregate of 41,500 shares of Series C convertible preferred stock (the “Series C Convertible Preferred Stock”), and warrants (the “Series C Warrants”) to purchase 306,725,795 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the Purchaser, for a total purchase price of $41.5 million (the “Financing”). The Agreement provides that the Purchaser may purchase up to $50 million of Series C Convertible Preferred Stock and Series C Warrants in one or more closings.

The Purchaser is an affiliate of the Company. The material terms of the Agreement, Series C Convertible Preferred Stock and the Series C Warrants were described in the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2023 and are incorporated herein by reference.

At the first closing, the Purchaser purchased 21,500 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase 158,906,135 shares of Common Stock, for a purchase price of $21.5 million, paid in cash (the “Initial Closing”). Immediately upon the Initial Closing, the Company paid $20,432,876 to satisfy in full the outstanding secured convertible notes issued to JGB Capital, LP (“JGB Capital”), JGB Partners, LP (“JGB Partners”) and JGB (Cayman) Buckeye Ltd. (“JGB Cayman” and collectively, the “Lenders”) pursuant to the Loan and Guarantee Agreement, dated November 7, 2022, as amended on July 19, 2023 (the “Prior Secured Loan”).

Promptly thereafter, at the second closing (the “Second Closing”), the Purchaser purchased 10,000 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase 73,909,830 shares of Common Stock, for a purchase price of $10.0 million, paid in cash. Immediately upon the Second Closing, the Company paid $10.0 million to partially satisfy the outstanding senior secured convertible promissory note issued to the Purchaser on October 13, 2023 pursuant to a note purchase agreement (the “Secured Convertible Note”). The material terms of the Secured Convertible Note and related transaction documents were described in the Form 8-K filed with the Commission on October 16, 2023 and are incorporated herein by reference.

Promptly thereafter, at the third closing (the “Third Closing”), the Purchaser purchased another 10,000 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase another 73,909,830 shares of Common Stock, for a purchase price of $10.0 million, paid in cash. Immediately upon the Third Closing, the Company paid $7,524,796.53 to satisfy the remaining outstanding balance on the Secured Convertible Note.

On the Closing Date, the Company, along with its wholly owned subsidiaries Sentinum, Inc. (“Sentinum”), Third Avenue Apartments LLC (“Third Avenue”), Alliance Cloud Services, LLC (“Alliance Cloud”), BNI Montana, LLC (“BNI Montana”), Ault Lending, LLC (“Ault Lending”), Ault Aviation, LLC (“Ault Aviation”) and Ault Global Real Estate Equities, Inc. (“AGREE” and collectively with the Company, Sentinum, Third Avenue, Alliance Cloud, BNI Montana, Ault Lending and Ault Aviation, the “Guarantors”) entered into a Loan and Guaranty Agreement (the “Loan Agreement”) with the Lenders, pursuant to which the Purchaser borrowed $36 million and issued secured promissory notes to the Lenders in the aggregate amount of $38,918,919 (collectively, the “Notes”; and the transaction, the “Loan”).

Pursuant to the Agreement, the Guarantors, as well as Milton C. Ault, III, the Company’s Executive Chairman and the Chief Executive Officer of the Purchaser, agreed to act as guarantors for repayment of the Notes.

In addition, certain Guarantors entered into various agreements as collateral in support of the guarantee of the Notes, including (i) a security agreement (the “Sentinum Security Agreement”) by Sentinum, pursuant to which Sentinum granted to the Lenders a security interest in (a) 19,226 Antminers (the “Miners”), (b) all of the digital currency mined or otherwise generated from the Miners and (c) the membership interests of Alliance Cloud, (ii) a security agreement (the “Security and Pledge Agreement”) by the Company, Ault Lending, BNI Montana and AGREE, pursuant to which those entities granted to the Lenders a security interest in substantially all of their assets, as well as a pledge of equity interests in Ault Aviation, AGREE, Sentinum, Third Avenue, Ault Energy, LLC, a wholly owned subsidiary of the Company, Ault Disruptive Technologies Company, LLC, a wholly owned subsidiary of the Company, Eco Pack Technologies, Inc., a wholly owned subsidiary of the Company, and Circle 8 Holdco, LLC (“Circle 8”), a majority owned subsidiary of the Company, (iii) a mortgage and security agreement (the “Florida Mortgage”) by Third Avenue on the real estate property owned by Third Avenue in St. Petersburg, Florida (the “Florida Property”), (iv) a future advance mortgage (the “Michigan Mortgage”) by Alliance Cloud on the real estate property owned by Alliance Cloud in Dowagiac, Michigan (the “Michigan Property”), (v) an aircraft mortgage and security agreement (the “Aircraft Mortgage”) by Ault Aviation on a private aircraft owned by Ault Aviation (the “Aircraft”), and (vi) deposit account control agreements over certain bank accounts held by certain subsidiaries of the Company.

In addition, pursuant to the Loan Agreement, the Company agreed to establish a segregated deposit account (the “Segregated Account”), which would be used as a further guarantee of repayment of the Notes. $3.5 million of cash was paid into the Segregated Account on the Closing Date. The Company is required to have the minimum balance in the Segregated Account be not less than $7 million, $15 million, $20 million and $27.5 million on the four month, nine month, one year and two year anniversaries of the Closing Date, respectively. In addition, starting on March 31, 2024, the Company is required to deposit $300,000 monthly into the Segregated Account, which increases to $400,000 monthly starting March 31, 2025. Further, the Company agreed to deposit into the Segregated Account, (i) up to the first $7 million of net proceeds, if any, from the sale of the Hilton Garden Inn in Madison West, the Residence Inn in Madison West, the Courtyard in Madison West, and the Hilton Garden Inn in Rockford; (ii) 50% of cash dividends (on a per dividend basis) received from Circle 8 on or after June 30, 2024; (iii) 30% of the net proceeds from any bond offerings by the Company, which shall not exceed $9 million in the aggregate; and (iv) 25% of the net proceeds from cash flows, collections and revenues from loans or other investments made by Ault Lending (including but not limited to sales of loans or investments, dividends, interest payments and amortization payments), which shall not exceed $5 million in the aggregate. In addition, if the Company decides to sell certain assets, the Company further agreed to deposit funds into the Segregated Account from the sale of those assets, including, (i) $15 million from the sale of the Florida Property, (ii) $11 million from the sale of the Aircraft, (iii) $17 million from the sale of the Michigan Property, (iv) $350 per Miner, subject to a de minimis threshold of $1 million, and (v) $10 million from the sale of Circle 8.

The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The foregoing descriptions of the Loan Agreement (which includes the Notes), the Sentinum Security Agreement, the Security and Pledge Agreement, the Florida Mortgage, the Michigan Mortgage and the Aircraft Mortgage, do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. Series C Convertible Preferred Stock and the Series C Warrants described in this Current Report on Form 8-K were offered and sold to the Purchaser in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

Item 7.01	Regulation FD Disclosure.

On December 15, 2023, the Company issued a press release announcing the closing of the Financing, the repayment of the Prior Secured Loan, the repayment of the Secured Convertible Note and the guaranteeing of the Loan. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Form of Loan and Guaranty Agreement, dated December 14, 2023.

10.2	Form of Security Agreement.

10.3	Form of Security Agreement.

10.4	Form of Florida Mortgage.

10.5	Form of Michigan Mortgage.

10.6	Form of Aircraft Mortgage.

99.1	Press Release issued on December 15, 2023.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT ALLIANCE, INC.

Dated: December 15, 2023	/s/ Henry Nisser
Henry Nisser President and General Counsel